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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 30, 2007
                                                          ---------------

                              X-CHANGE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


      002-41703                                          90-0156146
      ---------                                          ----------
(Commission File Number)                    (IRS Employer Identification Number)


                     710 CENTURY PARKWAY, ALLEN, TEXAS 75013
                     ---------------------------------------
                    (Address of principal executive offices)


                                  972-747-0051
                                  ------------
              (Registrant's telephone number, including area code)


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 30, 2007, X-Change Corporation (the "Company") entered into a material definitive agreement with La Jolla Cove Investors, Inc. ("Investor") concerning a financing arrangement of up to $4.4 million. Prior to this transaction, the Company had no relationship with Investor. The financing documents, which are dated August 29, 2007 but which only became fully executed on August 30, 2007 by and between the Company and Investor, include a Securities Purchase Agreement ("Agreement"), a 6 1/4 % Convertible Debenture ("Debenture"), and a Warrant to Purchase Common Stock ("Warrant").

         The Agreement governs Investor's purchase of the Debenture and Warrant. The face value of the Debenture is $250,000, which amount was tendered to the Company by Investor on August 30, 2007. The Warrant grants Investor the right, until August 30, 2010, to purchase 2.5 million shares of the Company's common stock at $1.00 per share. The Agreement also provides for a mandatory additional financing upon the occurrence of any of the following events: (i) the Company registering under the Securities Act of 1933, as amended (the "Act"), the common stock underlying the Debenture; (ii) the Company receiving at least $150,000 in financing from third parties; or (iii) the date on which Investor can sell the Company's common stock underlying the Debenture pursuant to Rule 144 under the Act. Upon the occurrence of the earliest of these events, the Company is required to sell Investor a $150,000 debenture and grant Investor additional warrants to purchase 1.5 million shares of the Company's common stock. In the event this subsequent financing occurs, it will be governed by a second debenture and second warrant, with the form and terms of the second debenture, the second warrant, the payment of the second debenture purchase price and the warrant exercise price thereof subject to the same terms and conditions of the Agreement, the Debenture and the Warrant.

         The Debenture bears interest at 6.25% per annum and has a mandatory conversion feature. This conversion feature becomes effective in the first full calendar month after the common stock underlying the Debenture is either registered under the Act, or available by Investor to be resold pursuant to Rule
144. If the conversion feature becomes effective, Investor is obliged to convert an average of at least 10% but not more than 15% of the face value of the Debenture each calendar month into a number of shares of the Company's common stock equal to the dollar amount of the Debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the Debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of (i) $1.00, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the twenty trading days prior to Investor's election to convert. In the event Investor does not convert an average of at least 5% of the face value of the Debenture, once Investor is required to do so, the Company may prepay the then outstanding principal and interest.

         In the event the Investor converts a portion of the Debenture, the Warrant requires Investor to simultaneously exercise a percentage of the Warrant equal to the percentage of the Principal Amount of the Debenture being so converted by Investor.

         In the event all provisions of the Agreement, Debenture and Warrant are achieved, the Company will receive a total of $4.4 million from Investor. The aggregate number of shares issuable to Investor in this event is dependent on the trading price of the Company's common stock and the conversion price of the Debenture.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         As set forth more fully in Item 1.01 above, on August 30, 2007, the Company sold a Convertible Debenture to Investor for $250,000. In conjunction with the Agreement and the Debenture, the Company also granted Investor a Warrant to purchase 2.5 million shares of the Company's Common Stock.

         The Company claims an exemption from the registration requirements of the Act with respect to the foregoing, pursuant to the provisions of Regulation D of the Act. No commission or underwriter's discount was paid in connection with the Agreement, the Debenture or the Warrant.

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ITEM 7.01         REGULATION FD DISCLOSURE.

         On September 4, 2007, the Company filed a press release that is attached hereto as an exhibit.

         The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

All of the following exhibits are being filed with this report.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

99(i)             September 4, 2007 Press Release

99(ii) Securities Purchase Agreement between X-Change Corporation and La Jolla Cove Investors, Inc. effective August 30, 2007.

99(iii) 6 1/4% Convertible Debenture between X-Change Corporation and La Jolla Cove Investors, Inc. effective August 30, 2007.

99(iv) Warrant to Purchase Common Stock between X-Change Corporation and La Jolla Cove Investors, Inc. effective August 30, 2007.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of September 2007.

                                                     X-CHANGE CORPORATION


                                            By:       /s/ Mike Sheriff
                                                     ---------------------------
                                                     Mike Sheriff
                                                     Chief Executive Officer



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